EX-23.1
                           CONSENT OF ACCOUNTANT


                           L.L. BRADFORD & COMPANY, LLC
                  Certified Public Accountants & Consultants
                     3441 South Eastern Avenue, Suite 200
                           Las Vegas, Nevada 89109
                                (702) 735-5030


June 14, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Everlert, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2002 in Everlert, Inc.'s Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC